EXHIBIT 99(b)

Matrix Capital Bank Branch in Sun City, Arizona

Report of Independent Registered Public Accounting Firm

The Board of Directors
Access Anytime Bancorp, Inc.:

We have audited the accompanying statements of assets and liabilities acquired of Matrix Capital Bank’s Branch in Sun City, Arizona (the Branch), as of December 31, 2003 and 2002, and the related statements of operations, and cash flows for the years then ended.  These financial statements are the responsibility of the Branch’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Matrix Capital Bank’s Branch in Sun City, Arizona as of December 31, 2003 and 2002, and the results of its operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

KPMG LLP

December 10, 2004

Albuquerque, New Mexico

MATRIX CAPITAL BANK BRANCH IN SUN CITY, ARIZONA

Statements of Assets and Liabilities Acquired

	December 31, 2003	December 31, 2002

ASSETS

Cash and cash equivalents	$320,543	$475,609
Loans held for investment, net	147,748	10,070
Accrued interest receivable	330	14
Premises and equipment, net	456,838	481,751
Other assets	—	1,123
Total assets	$925,459	$968,567

LIABILITIES

Deposits	$113,527,027	$110,805,497
Other liabilities	187,187	315,906
Total liabilities	$113,714,214	$111,121,403

Commitments and contingencies

Difference between assets and liabilities	$112,788,755	$110,152,836

See accompanying notes to financial statements.

MATRIX CAPITAL BANK BRANCH IN SUN CITY, ARIZONA

Statement of Assets and Liabilities Acquired

(unaudited)
September 30, 2004

ASSETS

Cash and cash equivalents	$1,096,222
Loans held for investment, net	1,834
Accrued interest receivable	6
Premises and equipment, net	444,735
Other assets	1,646
Total assets	$1,544,443

LIABILITIES

Deposits	$104,579,073
Other liabilities	158,563
Total liabilities	$104,737,636

Commitments and contingencies

Difference between assets and liabilities	$103,193,193

See accompanying notes to financial statements.

MATRIX CAPITAL BANK BRANCH IN SUN CITY, ARIZONA

Statements of Operations

	Year Ended December 31, 2003	Year Ended December 31, 2002

Interest income:
Loans	$1,773	$1,893

Total interest income	1,773	1,893

Interest expense:
Savings and time deposits	15,177	38,853
Demand and money deposits	3,616,077	4,762,973

Total interest expense	3,631,254	4,801,826

Net interest expense before provision for loan losses	(3,629,481)	(4,799,933)
Provision for loan losses	—	—
Net interest expense after provision for loan losses	(3,629,481)	(4,799,933)

Noninterest income:
Service charges and other fees	12,538	6,922

Total noninterest income	12,538	6,922

Noninterest expense:
Compensation and employee benefits	253,518	253,066
Occupancy and equipment	99,259	114,430
Postage and communication	33,392	50,269
Other general and administrative	43,592	55,247

Total noninterest expense	429,761	473,012

Loss before income taxes	(4,046,704)	(5,266,023)

Income taxes	—	—

Net loss	$(4,046,704)	$(5,266,023)

See accompanying notes to financial statements.

MATRIX CAPITAL BANK BRANCH IN SUN CITY, ARIZONA

Statements of Operations

	(Unaudited) Nine Months Ended September 30, 2004	(Unaudited) Nine Months Ended September 30, 2003

Interest income:
Loans	$4,088	$1,230

Total interest income	4,088	1,230

Interest expense:
Savings and time deposits	12,278	12,111
Demand and money deposits	2,374,838	2,740,117

Total interest expense	2,387,116	2,752,228

Net interest expense before provision for loan losses	(2,383,028)	(2,750,998)
Provision for loan losses	—	—
Net interest expense after provision for loan losses	(2,383,028)	(2,750,998)

Noninterest income:
Service charges and other fees	3,143	11,698

Noninterest expense:
Compensation and employee benefits	186,529	189,404
Occupancy and equipment	75,132	76,324
Postage and communication	24,234	27,673
Other general and administrative	34,257	40,764

Total noninterest expense	320,152	334,165

Loss before income taxes	(2,700,037)	(3,073,465)

Income taxes	—	—

Net loss	$(2,700,037)	$(3,073,465)

See accompanying notes to financial statements.

MATRIX CAPITAL BANK BRANCH IN SUN CITY, ARIZONA

Statements of Cash Flows

	Year Ended December 31, 2003	Year Ended December 31, 2002
Cash flows from operating activities:
Net loss	$(4,046,704)	$(5,266,023)
Adjustments to reconcile net loss to cash from operating activities:
Depreciation	25,804	28,590
Net decrease (increase) in accrued interest receivable and other assets	807	(468)
(Decrease) increase in other liabilities	(128,719)	283,944
Decrease in difference between assets and liabilities (excluding effect of net loss)	1,410,785	17,284,950

Net cash flows from operating activities	(2,738,027)	12,330,993

Cash flows from investing activities:
Net (increase) decrease in loans	(137,678)	13,816
Purchases of premises and equipment	(891)	(5,996)

Net cash flows from investing activities	(138,569)	7,820

Cash flows from financing activities:
Net increase (decrease) in deposits	2,721,530	(12,323,730)

Net cash flows from financing activities	2,721,530	(12,323,730)

(Decrease) increase in cash and cash equivalents	(155,066)	15,083
Cash and cash equivalents at beginning of period	475,609	460,526

Cash and cash equivalents at end of period	$320,543	$475,609

See accompanying notes to financial statements.

	Unaudited Nine Months Ended September 30, 2004	Unaudited Nine Months Ended September 30,2003
Cash flows from operating activities:
Net loss	$(2,700,037)	$(3,073,465)
Adjustments to reconcile net loss to cash from operating activities:
Depreciation	21,873	19,339
Net (increase) decrease in accrued interest receivable and other assets	(1,322)	1,085
Decrease in other liabilities	(28,624)	(203,033)
Decrease (increase) in difference between assets and liabilities (excluding effect of net loss)	12,295,599	(1,380,374)

Net cash flows from operating activities	9,587,489	(4,636,448)
Cash flows from investing activities:
Net decrease (increase) in loans	145,914	(2,221)
Purchases of premises and equipment	(9,770)	(2,269)

Net cash flows from investing activities	136,144	(4,490)

Cash flows from financing activities:
Net (decrease) increase in deposits	(8,947,954)	4,466,391

Net cash flows from financing activities	(8,947,954)	4,466,391

Increase (decrease) in cash and cash equivalents	775,679	(174,547)
Cash and cash equivalents at beginning of period	320,543	475,609

Cash and cash equivalents at end of period	$1,096,222	$301,062

See accompanying notes to financial statements.

MATRIX CAPITAL BANK BRANCH IN SUN CITY, ARIZONA

NOTES TO FINANCIAL STATEMENTS

NOTE 1                 SUMMARY OF BRANCH

Matrix Capital Bank’s branch (the “Branch”), located at 9899 West Bell Road in Sun City, Arizona, was purchased by AccessBank (the “Bank”), a wholly owned subsidiary of Access Anytime Bancorp, Inc. (“AABC”), on November 1, 2004.

Pursuant to the transaction, the Bank assumed approximately $103.6 million in deposits.  The Bank acquired approximately $2.0 million in real estate, one mortgage loan, furniture, fixtures and equipment, and the cash on hand at the Branch location.  The acquired assets have been used in the banking business by Matrix Capital Bank and will continue to be used in the banking business under the name AccessBank.

In consideration of the assumption by the Bank of deposits and other liabilities, Matrix Capital Bank made a cash transfer of approximately $98.1 million, representing the total amount of deposits assumed by the Bank, net of the amounts payable by the Bank to Matrix Capital Bank at closing.  The amounts payable by the Bank to Matrix Capital Bank at closing represented:  (i) the purchase price of the furniture, fixtures and equipment, (ii) the unpaid balance of the transferred loan, (iii) the value of the vault cash at the Branch, (iv) the purchase price of the real estate, and (v) a net purchase premium of approximately $3.4 million.

The Branch is engaged in the business of attracting deposits and loans from the general public and businesses in the Sun City area.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)   Loans Held for Investment

Loans held for investment are stated at unpaid principal balances, less unearned discounts and premiums, deferred loan fees, and allowance for loan losses, if applicable.  The loans consist primarily of consumer loans secured by borrower deposits.  Premiums, discounts and loan origination fees, net of certain direct origination costs, are deferred and amortized into interest income as an adjustment to the yield over the term of the loan.

(b)   Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of probable credit losses inherent in the loan portfolio.  At December 31, 2003, there was no allowance for loan losses, as approximately $142,000 of the $148,000 loan portfolio was secured by borrower deposits.  At December 31, 2002, an allowance for loan losses was not considered necessary, due to the insignificant loan portfolio balance and the types of loans included in the portfolio.  A provision for loan losses is charged to operations based on management’s periodic evaluation of the factors discussed above, as well as other pertinent factors.

(c)   Premises and Equipment

Premises and equipment are carried at cost less accumulated depreciation.  Expenditures for ordinary maintenance and repairs are expensed to operations as they are incurred.  Significant renovations and improvements, which improve or extend the useful life of the asset, are capitalized.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from two to seven years for software and office furniture and equipment, and forty years for the building.

(d)   Cash and Cash Equivalents

Cash equivalents, for purposes of the statements of cash flows, consist of nonrestricted cash, and interest-earning deposits with banks with original maturities, when purchased, of three months or less.

(e)   Fair value of Financial Instruments

The Branch determines the fair value of financial instruments as required by SFAS No. 107, Disclosures about Fair Value of Financial Instruments.  The amounts disclosed represent the Branch’s best estimate of the fair value of financial instruments under the statement.  The Branch has also disclosed the methods and significant assumptions used to estimate the fair value of their financial instruments.

(f)    Basis of Presentation

The accompanying unaudited financial statements do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. However, the unaudited financial statements furnished reflect all adjustments which are in the opinion of management, necessary for a fair presentation of the results for the interim periods.  All such adjustments were of a normal and recurring nature.

Use of Estimates—The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Only direct expenses are allocated for the Branch.  No indirect allocations are included in the financial statements.

NOTE 2                 LOANS HELD FOR INVESTMENT

The components of loans held for investment in the statements of assets and liabilities acquired as of December 31, 2003 and 2002 were as follows:

	December 31, 2003	December 31, 2002
Consumer loans and other	$147,748	$10,070
Less: Allowance for loan losses	—	—

	$147,748	$10,070

NOTE 3                 DEPOSITS

Deposit account balances are summarized as follows:

	As of December 31,
	2003	2002
Passbook accounts	$952,905	$1,288,023
Non-interest bearing checking accounts	4,552,110	6,395,434
Interest-bearing checking accounts	4,690,504	5,006,523
Money market accounts	34,273,268	21,339,864
	44,468,787	34,029,844
Time:
Denominations $100,000 and over	16,440,924	16,359,681
Denominations under $100,000	52,617,316	60,415,972
	69,058,240	76,775,653
	$113,527,027	$110,805,497

At December 31, 2003, the scheduled maturities of all time deposits are as follows:

Years Ending December 31
2004	$26,267,540
2005	19,477,242
2006	7,733,939
2007	12,372,851
2008	3,206,668
$69,058,240

NOTE 4                 PREMISES AND EQUIPMENT

The following is a summary of premises and equipment, at cost:

	2003	2002
Land	$110,000	$110,000
Buildings	435,507	435,523
Equipment	66,014	62,243
Furniture and Fixtures	52,315	52,315
Computer hardware	5,692	5,791
	669,528	665,872
Less: accumulated depreciation	(212,690)	(184,121)
Net premises and equipment	$456,838	$481,751

NOTE 5                 COMMITMENTS AND CONTINGENCIES

(a)   Off-Financial Statement Risk and Concentration of Commitments

At December 31, 2003 and 2003, there were no commitments to extend credit for loans, lines of credit, or letters of credit.

(b)   Contingencies

Management of the Branch believes that there is no proceeding threatened or pending litigation against the Branch which, if determined adversely, would have a material adverse effect on the financial position or results of operations of the Branch.  If the Branch is party to various litigation matters, in most cases, they involve ordinary and routine claims incidental to the business of the Branch, and it will accrue liabilities when it is probable that future costs will be incurred and such costs can be reasonably estimated.  Such accruals are based upon developments to date.  The Branch’s estimate of the outcome of these matters is based on its experience in contesting, litigating and settling other matters.  Because the outcome of most litigation matters is inherently uncertain, the Branch will generally only accrue a loss for a pending litigation matter if, for example, the parties to the matter have entered into definitive settlement agreements or a final judgment adverse to the Branch has been entered.

NOTE 6                 FINANCIAL INSTRUMENTS

Fair Value of Financial Instruments

The carrying amount and estimated fair values of financial instruments are as follows:

December 31, 2003	Carrying Amount	Estimated fair value
Financial Assets:
Cash and cash equivalents	$320,543	$320,543
Loans held for investment, net	147,748	147,748

Financial Liabilities:
Deposits	113,527,027	113,902,348
Other liabilities	187,187	187,187

December 31, 2002	Carrying Amount	Estimated fair value
Financial Assets:
Cash and cash equivalents	$475,609	$475,609
Loans held for investment, net	10,070	10,070

Financial Liabilities:
Deposits	110,805,497	111,143,597
Other liabilities	315,906	315,906

The following methods and assumptions were used by the Branch in estimating the fair value of the financial instruments:

The carrying amounts reported in the statements of assets and liabilities acquired for cash and cash equivalents and other liabilities approximate fair values based on the nature of the asset or liability.

The fair values of loans approximate carrying amounts reported in the statements of assets and liabilities based on the short time to maturity, the types of loans (primarily consumer installment loans), and the loan portfolio balances.

The fair values disclosed for demand deposits (e.g., interest and noninterest checking, savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts).  Fair values for fixed-rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated expected periodic maturities on time deposits.  The component commonly referred to as deposit base intangible was not estimated at December 31, 2003 and 2002, and is not considered in the fair value amount.

NOTE 7                 INCOME TAXES

Matrix Capital Bank included the operations of the Branch in its consolidated financial statements for the years ended December 31, 2003 and 2002.  Since the operations of the Branch constituted a portion of Matrix Capital Bank’s financial statements, no separate tax calculation was done for the Branch under SFAS 109.  The Branch will not be able to benefit from net losses since separate tax returns for the Branch were not filed.  Therefore, any deferred taxes generated by net losses of the Branch would be offset entirely by a valuation allowance.  As a result, in reporting the operations of the Branch, no income taxes have been reflected for the years ended December 31, 2003 and 2002, and for the nine months ended September 30, 2004 and 2003.